Exhibit 99.1

Contacts: J. Jay Lobell Chief Executive Officer & Secretary Paramount Acquisition Corp. (212) 554-4522 jlobell@paramountbio.com	Stephanie Carrington / Elizabeth Scott The Ruth Group 646-536- 7017 / 7014 scarrington@theruthgroup.com escott@theruthgroup.com

Paramount Acquisition Corp. Announces Filing of Definitive Proxy Materials

NEW YORK, NY, October 3, 2007—Paramount Acquisition Corp. (OTCBB: PMQC, PMQCU, PMQCW) (“Paramount”) announced today that on October 2, 2007 it filed with the U.S. Securities and Exchange Commission its definitive proxy statement with respect to the special meeting of its stockholders to consider and vote on the previously announced acquisition of Chem Rx.  The special meeting of Paramount’s stockholders is scheduled for October 17, 2007, at 10:00 a.m., eastern time, at the offices of Covington & Burling LLP, Paramount’s counsel, at The New York Times Building, 620 Eighth Avenue, New York, New York 10018.  The proxy statement and form of proxy has been filed with the Securities and Exchange Commission and is available at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Stockholders can also obtain a copy of the definitive proxy statement without charge by visiting the Commission’s Internet site at (http://www.sec.gov).

Paramount stockholders holding their shares in “street name” are encouraged to work closely with their broker to ensure their votes are counted with respect to the special meeting.  After receiving their proxy materials, stockholders may also contact Morrow & Co. Inc., Paramount’s proxy solicitor, with any questions at (800) 607-0088; banks and brokers can call (800) 654-2468.

Stockholders of Paramount are advised to carefully read the definitive proxy statement because it contains important information about the special meeting and the matters to be voted on.

ABOUT CHEM RX

Founded more than 40 years ago, Chem Rx is a major, privately-owned long-term care pharmacy serving the New York City metropolitan area, as well as parts of New Jersey, upstate New York, and Pennsylvania.  Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities.  Chem Rx provides to more than 61,000 residents prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies. Chem Rx’s website address is www.chemrx.net.

ABOUT PARAMOUNT ACQUISITION CORP.

Paramount Acquisition Corp. is a special purpose acquisition corporation that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry.  Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC, which focuses primarily on the development of promising in-licensed drug candidates.  Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount BioSciences is a unique drug development and health care financial company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 50 start-up companies over the past fifteen years, about half of those over the past four years alone.  Since its inception, Paramount BioSciences and its affiliated companies have been involved in the clinical development of more than seventy drug candidates — several of which have reached the market — and have over forty compounds in clinical development today.  Paramount BioSciences has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

Cautionary Statements

This press release contains forward-looking statements about Paramount, Chem Rx and their combined business after completion of the proposed business combination.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are based upon the current beliefs and expectations of Paramount’s or Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s filings with the SEC, including its Annual Report on Form 10-KSB for the year ended December 31, 2006.  The information set forth herein should be read in light of such risks.  Paramount does not assume any obligation to update the information contained in this press release.

Additional information concerning the transaction is included in the definitive proxy statement filed by Paramount with the SEC on October 2, 2007, and the Current Report on Form 8-K originally filed on June 4, 2007, and amended on July 2, 2007, by

Paramount with the SEC.  STOCKHOLDERS OF PARAMOUNT AND OTHER INTERESTED PERSONS ARE ADVISED TO READ PARAMOUNT’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Such persons may also read Paramount’s final prospectus, dated October 21, 2005, as well as its periodic reports for more information about Paramount, its officers and directors and their interests in a successful completion of a business combination.  On or about October 3, 2007, the definitive proxy statement will be mailed to stockholders as of record as of October 1, 2007.  Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, as well as Paramount’s final prospectus and periodic reports, at the SEC’s Internet site http://www.sec.gov or by directing a request to Paramount Acquisition Corp., 787 7th Avenue, 48th Floor, New York, NY 10019.

Paramount, Chem Rx and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction.  More detailed information regarding the direct and indirect interests of Paramount, Chem Rx and their respective officers and directors in the proposed transaction are included in the proxy statement.